SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 16, 2014

Northwest Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34582	27-0950358
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street Warren, Pennsylvania	16365
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:    (814) 726-2140

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders was held on April 16, 2014.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 5, 2014.  The final results of the shareholder votes are as follows:

Proposal 1 — Election of Directors

			Broker
	For	Withheld	Non-Votes
William J. Wagner	68,239,912	2,032,215	12,201,938
A. Paul King	69,266,489	1,005,638	12,201,938
Sonia M. Probst	69,541,842	730,285	12,201,938
William F. McKnight	69,552,706	719,421	12,201,938

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Shareholders approved the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	81,586,489
Against	728,558
Abstain	159,018
Broker non-votes	0

Proposal 3 — An advisory, non-binding resolution to approve executive compensation described in the Proxy Statement

The shareholders approved the proposal regarding the compensation of the named executive officers as disclosed in the proxy statement was as follows:

For	67,062,744
Against	2,252,134
Abstain	957,249
Broker non-votes	12,201,938

Item 8.01                                           Other Events.

On April 16, 2014, the Registrant held its annual shareholders’ meeting.  The slide presentation made to shareholders is attached as exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Not applicable

(b)                                 Not applicable

(c)                                  Not applicable

(d)                                 Exhibits

Exhibit No.	Description
99.1	Slide presentation made to shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	April 17, 2014	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer